Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release	Contacts:
AIG	Jon Diat (Media): 212-770-3505; jon.diat@aig.com
180 Maiden Lane	Jim Ankner (Media): 917-882-7677; james.ankner@aig.com
New York, NY 10038	Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com
www.aig.com

AIG ANNOUNCES FINAL RESULTS OF ITS TENDER OFFERS

NEW YORK, March 19, 2013 – American International Group, Inc. (NYSE: AIG) today announced the final results as of 11:59 p.m., New York City time, on March 18, 2013 (the “Expiration Date”) of its previously announced tender offers for (i) certain of AIG’s junior subordinated debentures denominated in sterling and euros (the “Sterling and Euro Debentures”), (ii) certain of AIG’s junior subordinated debentures denominated in U.S. dollars (the “Dollar Debentures”) and (iii) the capital securities issued by three statutory trusts controlled by SunAmerica Financial Group Inc., a wholly-owned subsidiary of AIG (“SAFG”), that hold junior subordinated debentures issued by SAFG and guaranteed by AIG and senior debentures originally issued by SunAmerica Inc. and assumed by AIG (collectively, the “SAFG Securities” and, together with the Sterling and Euro Debentures and the Dollar Debentures, the “Securities”), pursuant to its offer to purchase dated February 19, 2013 (the “Offer to Purchase”). The complete terms of the tender offers, including certain capitalized terms used but not defined herein, are set forth in the Offer to Purchase and, as applicable, the related letter of transmittal.

“The completion of the tender offers shows that AIG continues to deliver on its capital management goals while illustrating its financial flexibility,” said Robert H. Benmosche, President and Chief Executive Officer of AIG.

AIG also announced that it will purchase the maximum principal amount of Sterling and Euro Debentures that it can purchase at the prices set forth below for an aggregate purchase price (excluding accrued interest) of $429,821,726.71. The tender offer caps for the Dollar Debentures and the SAFG Securities remain unchanged. AIG will accept for purchase all Securities validly tendered at a bid spread equal to or greater than the applicable Clearing Spread set forth below, which results in an aggregate purchase price of approximately $1.316 billion (including an aggregate of approximately $32.8 million in respect of accrued interest and distributions on accepted Securities).

As of the Expiration Date, the principal or liquidation amount of Securities of each series outstanding and validly tendered and accepted by AIG, the final Clearing Spread and the Total Consideration per £1,000, €1,000 or $1,000 principal or liquidation amount were as follows:

Title of Security and Security Identifier	Issuer	Principal or Liquidation Amount Outstanding	Principal or Liquidation Amount Tendered	Principal or Liquidation Amount Accepted	Clearing Spread	Total Consideration
		(in millions, rounded)	(in millions, rounded)	(in millions, rounded)	(basis points)
Sterling and Euro Debentures
8.625% Series A-8 Junior Subordinated Debentures ISIN: XS0365317113 (144A) / XS0365314284 (Reg S)	AIG	£523.3	£444.2	£76.7	238	£1,256.13

Title of Security and Security Identifier	Issuer	Principal or Liquidation Amount Outstanding	Principal or Liquidation Amount Tendered	Principal or Liquidation Amount Accepted	Clearing Spread	Total Consideration
		(in millions, rounded)	(in millions, rounded)	(in millions, rounded)	(basis points)
8.000% Series A-7 Junior Subordinated Debentures ISIN: XS0365324838 (144A) / XS0365323608 (Reg S)	AIG	€750.0	€576.2	€182.4	328	€1,201.15

Dollar Debentures
6.25% Series A-1 Junior Subordinated Debentures CUSIP: 026874BE6 ISIN: US026874BE68	AIG	$687.6	$78.9	$78.9	230	$1,114.13
8.175% Series A-6 Junior Subordinated Debentures CUSIP: 026874BS5 (Unrestricted) / U02687BW7 (Reg S) / 026874BR7 (144A) ISIN: USU02687BW75 (Reg S) / US026874BR71 (144A)	AIG	$4,000.0	$366.4	$366.4	250	$1,345.77

SAFG Securities
8 1/2% Capital Trust Pass-Through Securities CUSIP: 026351BB1 ISIN: US026351BB14	AG Capital II	$300.0	$19.3	$19.3	230	$1,345.91
7.57% Capital Securities, Series A CUSIP: 02637VAA6 ISIN: US02637VAA61	AG Institutional Capital A	$500.0	$114.2	$114.2	260	$1,276.44
8 1/8 % Capital Securities, Series B CUSIP: 02637XAA2 ISIN: US02637XAA28	AG Institutional Capital B	$500.0	$29.0	$29.0	265	$1,350.13
5.60% Senior Debentures due July 2097 CUSIP: 866930AG5 ISIN: US866930AG50	SunAmerica	$175.0	$61.8	$61.8	255	$991.85

The Total Consideration includes an early participation amount of £50, €50 or $50 per £1,000, €1,000 or $1,000 principal or liquidation amount, as applicable, of Securities validly tendered prior to the Early Participation Date and accepted for purchase (the “Early Participation Amount”).

AIG previously announced the results of the tender offers as of the Early Participation Date, which was 5:00 p.m., New York City time, on March 4, 2013. Holders who validly tendered and did not withdraw their Securities prior to the Early Participation Date at a bid spread equal to or greater than the applicable Clearing Spread set forth in the table above will receive the Total Consideration, plus accrued interest or distributions, as the case may be, through March 20, 2013, in the case of the Sterling and Euro Debentures, and through March 19, 2013, in the case of the Dollar Debentures and SAFG Securities, in respect of such Securities. Holders who validly tendered their Securities after the Early Participation Date and on or prior to the Expiration Date at a bid spread equal to or greater than the applicable Clearing Spread set forth in the table above, will receive the Tender Offer Consideration, which is the Total Consideration less the Early Participation Amount, plus accrued interest or distributions, as the case may be, through March 20, 2013, in the case of the Sterling and Euro Debentures, and through March 19, 2013, in the case of the Dollar Debentures and SAFG Securities, in respect of such Securities.

AIG retained Credit Suisse Securities (USA) LLC, J.P. Morgan and Morgan Stanley as the Joint

Lead Dealer Managers, BNP PARIBAS, HSBC, RBC Capital Markets and Standard Chartered Bank as Co-Dealer Managers and ANZ Securities, Lloyds Securities, nabSecurities, LLC, Santander, SOCIETE GENERALE and UniCredit Capital Markets as Junior Co-Dealer Managers, for the tender offers. Global Bondholder Services Corporation was the Information Agent and Depositary for the tender offers. For additional information regarding the expiration of the tender offers or expected Payment Date, please contact: Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-2494 (collect) or Morgan Stanley & Co. Incorporated at (800) 624-1808 (toll-free) or (212) 761-1057 (collect), or Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 470-4100 (for all others toll-free) or +001-212-430-3774 (international), by email at aig@gbsc-usa.com and online at www.gbsc-usa.com/aig.

Certain statements in this press release, including those describing the payment for tendered securities in the tender offer, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

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AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all jurisdictions, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.